MAVERICK BRANDS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2016

To the Members of

 Maverick Brands, LLC

We have audited the accompanying financial statements of Maverick Brands, LLC, including the balance sheet as of December 31, 2016, and the related statements of operations and changes in members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Maverick Brands, LLC as of December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida

June 14, 2017

MAVERICK BRANDS, LLC

BALANCE SHEET

December 31, 2016

ASSETS:
Current assets:
Cash and cash equivalents	$205,457
Accounts receivable, net allowance of $4,689	425,691
Inventories, net	2,668,915
Prepaid expenses and other current assets	236,187
Total current assets	3,536,250

Property and equipment, net	74,534
Deposits	51,629
TOTAL ASSETS	$3,662,413

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,217,937
Line of credit	720,352
Total current liabilities	1,938,289

Note payable	1,439,008
TOTAL LIABILITIES	3,377,297

COMMITMENTS AND CONTIGENCIES (Note 9)

Members’ equity	285,116
TOTAL LIABILIIES AND MEMBERS’ EQUITY	$3,662,413

See accompanying notes to the financial statements and Independent Auditors’ Report.

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MAVERICK BRANDS, LLC

STATEMENT OF OPERATIONS

For the year ended December 31, 2016

Revenues, net	$12,829,063

Costs of revenues	10,230,226

Gross profit	2,598,837

Operating expenses
Selling, general and administrative	8,486,594

Loss from operations	(5,887,757)

Other income (expenses)
Interest expense	(432,285)
Interest income	1,752
Other expense	(87,165)

Total other expenses	(517,698)

Net loss	$(6,405,455)

See accompanying notes to the financial statements and Independent Auditors’ Report.

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MAVERICK BRANDS, LLC

STATEMENT OF MEMBERS’ EQUITY

For the year ended December 31, 2016

	Class A, B, C, D, E, F, F1 Units		Ordinary Units		Additional Paid-	Accumulated	Total Members’
	Units	Amounts	Units	Amounts	in Capital	Deficit	Equity

Balance, December 31, 2015	28,741,388	$33,384,336	910,557	$186,737	$5,593,442	$(37,359,488)	$1,805,027

Issuance of Class F and F1 common units	5,000,000	4,883,744	-	-	-	-	4,883,744

Exercise of Ordinary Units	-	-	10,000	1,800	-	-	1,800

Net loss	-	-	-	-	-	(6,405,455)	(6,405,455)

Balance, December 31, 2016	33,741,388	$38,268,080	920,557	$188,537	$5,593,442	$(43,764,943)	$285,116

See accompanying notes to the financial statements and Independent Auditors’ Report.

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MAVERICK BRANDS, LLC

STATEMENT OF CASH FLOWS

For the year ended December 31, 2016

Cash Flows from Operating Activities
Net loss	$(6,405,455)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	30,002
Loss on disposition of property and equipment	65,224
Provision for allowance for doubtful accounts	4,689
Provision for obsolete inventories	922,291
Change in operating assets and liabilities:
Accounts receivable	3,497,671
Inventory	1,504,368
Prepaid expenses and other current assets	126,895
Deposits	48,186
Accounts payable and accrued expenses	(5,829,775)

Net cash used in operating activities	(6,035,904)

Cash flows from investing activities
Purchases of property and equipment	(85,460)
Restricted cash	1,102,718

Net cash from investing activities	1,017,258

Cash flows from financing activities
Net payments from line of credit	(1,889,168)
Exercise of warrants	1,800
Issuance of common units	4,883,744

Net cash provided by financing activities	2,996,376

Net decrease in cash	(2,022,270)
Cash at beginning of period	2,227,727
Cash at end of period	$205,457

Supplemental information:

Cash paid during the year ended for:

Interest	$531,466
Income taxes	$21,941

See accompanying notes to the financial statements and Independent Auditors’ Report.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Note 1 - Organization and Nature of Business

Organization: Maverick Brands, LLC (the “Company” or “Maverick”) was incorporated in the State of Delaware in December 2006. The members’ operating agreement provides a term for the entity ending December 31, 2088, unless earlier dissolved pursuant to the operating agreement or as required by law. The Company is headquartered in Culver City, California and is engaged in the sale and marketing of the Coco Libre brand organic coconut water product line.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation and Liquidity: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. The financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity.

Revenue Recognition: The Company recognizes revenue on product sales only when all of the following criteria have been met:

●	Persuasive evidence of an arrangement exists;
●	Delivery has occurred or services have been rendered;
●	The fee for the arrangement is fixed or determinable; and
●	Collectability is reasonably assured.

Accordingly, sales are recorded when goods are shipped or delivered, at which time title and risk of loss have passed to the customer, consistent with the freight terms for most customers. Potential returns, invoice adjustments, including certain incentives granted to customers such as promotions, trade ads, slotting fees, terms discounts and coupons, and spoilage allowances are recorded as a reduction in revenues. The Company provides for these returns and invoice adjustments in its accounts receivable allowances.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Deductions from Revenue: The Company’s customers can earn certain incentives including, but not limited to, cash discounts, funds for promotional and marketing activities, and volume-based incentive programs. The costs associated with these incentives are included in deductions from revenue in the accompanying statement of operations. For customer incentives that must be earned, management must make estimates related to the contractual terms, customer performance, and sales volume to determine the total amounts earned and to be recorded in deductions from revenue. In making these estimates, management considers past results. The actual amounts ultimately paid may be different from our estimates. This amount is presented on the accompanying balance sheet as a reduction of accounts receivable or as accrued liabilities.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents: The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. As of December 31, 2016, cash and cash equivalents consist of cash deposited with banks. The recorded carrying amount of cash equivalents approximates their fair value. The Company places its cash equivalents with high credit-quality financial institutions.

Cash Concentration: The Company maintains their cash and cash equivalents in bank depository accounts with major financial institutions. At times, cash balances may exceed insurance limits provided by the Federal Deposit Insurance Corporation. The Company does not believe the concentration is subject to any unusual financial risk beyond the normal risk associated with commercial banking.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Concentrations: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company manages credit risk through credit evaluations and monitoring procedures, and generally does not require collateral or other security on accounts receivable.

From time to time, the Company has certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the year ended December 31, 2016, one customer accounted for 27% of net revenues.

At December 31, 2016, three customers accounted for 34% of accounts receivable, net.

Accounts Receivable: Accounts receivable consists of amounts billed to customers under normal trade terms. Management determines when accounts are past due on the contractual terms of the sale or from payment history on the account. Historically, the Company has had little bad debt expense. As of December 31, 2016, the Company’s allowance for doubtful accounts was $4,689.

Inventory: Inventory consists of raw materials, bulk packaging and finished goods. Finished goods consist of products purchased from third parties, ready for distribution and Maverick products packaged by co-packing facilities. The cost elements of the Maverick products consist of raw materials and fees charged by the co-packing facilities. Costs are derived utilizing the first-in, first out method and are stated at the lower of cost or market. Write-downs are recorded if the net realizable value falls below cost and provides for slow moving or obsolete inventory. As of December 31, 2016, the Company reserved $805,108 for excess and obsolete inventory.

Property, Equipment and Improvements: Property and equipment is recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

Useful Life
Machinery and equipment	3 Years
Vehicles	5 Years
Furniture and office equipment	7 Years
Computer equipment and software	5 Years

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Repairs and maintenance expenditures not anticipated to extend asset lives and/or productive functionality are expenses as incurred. Upon retirement or disposal, the asset’s carrying value and related accumulated depreciation or amortization are eliminated with a corresponding gain or loss recorded from operations.

Long-Lived Assets: The Company periodically assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the undiscounted future net cash flows, expected to be generated by the asset. If such assets are deemed to be impaired, the amount of impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair market value, less costs to sell the Assets.

Debt and Equity Instruments: The Company accounts for convertible instruments issued with freestanding warrants in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 470, “Debt” and ASC 480, “Distinguishing Liabilities from Equity”. In addition, the Company considers the provisions of ASC 815, “Derivatives and Hedging”, when evaluating freestanding and embedded instruments. These instruments include convertible notes, preferred units, and associated warrants.

Derivative Financial Instruments: All derivatives are accounted for on a fair value basis. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis. The change in fair value of derivatives is recorded through earnings. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

The Company has granted warrants to purchase common and preferred units, which are considered derivative financial instruments due to the warrants containing certain features such as put rights and anti-dilution protection, as well as warrants on preferred instruments where the preferred instrument holders can compel a deemed liquidation of the Company.

Fair Value of Financial Instruments: The Company has determined that the carrying value of the Company’s cash, accounts receivable and accounts payable and accrued liabilities as of December 31, 2016 approximate fair value due to their short maturities. The Company’s debt bears market rates of interest.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Income Taxes: The Company is a limited liability company which is treated as partnerships under the provisions of the Internal Revenue Code. Income and losses are passed through to the members and, accordingly, there is no provision for federal income taxes. Management has evaluated tax positions in accordance with ASC 740, Income Taxes, and has not identified any tax positions, other than electing to be taxed as a pass through entity, that require disclosure.

The Company’s federal and state income tax returns are subject to examination by the Internal Revenue Service, generally three years after the tax returns were filed.

Advertising: Advertising costs are expensed as incurred. For the year ended December 31, 2016 advertising costs approximated $225,000.

Shipping and handling: The Company utilizes both internal owned and operated vehicles and third party transport companies to deliver their product. Third party shipping and handling costs incurred during the year ended December 31, 2016 was approximately $547,000 and is included in “Selling, general and administrative” expenses in the accompanying statements of operations.

Equity-Based Compensation: The Company accounts for equity-based compensation arrangements in accordance with guidance issued by the FASB, which requires the measurement and recognition of compensation expense for all equity-based payment awards made to employees based on the estimated grant date fair value of the award. The Company estimates the fair value of equity-based payment awards on the date of grant using the Black-Scholes option pricing model, which requires highly subjective estimates by management.

The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statement of operations.

The Company has entered into equity-based payment arrangements with certain non-employees for services. These instruments are expensed as services are rendered are re-measured at fair market value on the vesting date.

During the year ended December 31, 2016 the Company’s equity-based compensation was not material as a result of increased cancellation of awards resulting from the acquisition of the Company (refer to Subsequent Events note).

Research and Development: Research and development costs incurred to develop new products are expensed as incurred.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Note 3 – Inventory

As of December 31, 2016, inventory consisted of the following:

Finished goods	$1,998,199
Raw materials and packaging	1,475,824
3,474,023

Less: provision for obsolete inventories	(805,108)
Inventory, net	$2,688,915

Note 4 – Property and Equipment

As of December 31, 2016, property and equipment consisted of the following:

Furniture and fixtures	$62,579
Computer equipment	15,555
Leasehold improvements	5,161
83,295

Less: accumulated depreciation	(8,761)
Property and equipment, net	$74,534

Depreciation expense was $30,002 for the year ended December 31, 2016, and is included in “Selling, general and administrative” expenses in the accompanying statement of operations.

Note 5 – FINANCING ARRANGEMENT

Secured Loan Agreement: In June 2008, the Company entered into a secured loan agreement with investors of the Company to borrow up to $1,750,000, with interest at a rate of 10% per annum. The notes are secured by a first priority security interest on all inventory and accounts receivable. The loans have been amended several times since 2008, with the most recent amendment occurring in 2014. This amendment resulted in an extension of the due date to December 31, 2018. Any unpaid principal and accrued interest is due in full upon maturity of the loan. The balance of the loans at December 31, 2016 totaled $1,439,008. The accrued interest of $108,418 has been recorded in accrued liabilities in the accompanying balance sheet. As of June 14, 2017 the entire balance of the secured loan agreement was repaid.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

In connection with the Revolving Credit Facility discussed below, all holders of the borrowings under the June 2008 Secured Loan Agreement were required to enter into a Subordination Agreement on the effective date of the Agreement. In exchange for the Subordination Agreement, the holders of the Secured Loan Agreement received a warrant to purchase 26,269 non-voting ordinary units at an exercise price of $5 per unit during 2013.

Revolving Credit Facility: In March 2013, the Company entered into a Credit and Security Agreement (the “Agreement”) that allows the Company to borrow up to $8,000,000 under a revolving credit facility. The borrowings bear interest at a floating rate (generally LIBOR) plus an interest rate margin of 5.5% as defined in the Agreement. The Agreement terminates at the earlier of March 18, 2016, 90 days prior to the maturity of the June 2008 Secured Loan Agreement discussed above, the date at which the Company terminates the Agreement, or the date the Agreement terminates du e to an event of default.

In May 2014, the Company entered into a second amendment to the Credit and Security Agreement whereby the financial covenants and borrowing base requirements were modified, a fixed rate interest option was removed and the maximum revolver amount was reduced to $4,000,000. This agreement was further amended in June 2014 to waive certain covenant violations. The Company is in compliance with their covenants as of December 31, 2016. At December 31, 2016, the balance of this revolving credit facility was $720,352.

  Note 6 - MEMBERS’ EQUITY

Pursuant to the Amended and Restated Operating Agreement dated May 19, 2016, the Company is authorized to issue eight classes of Membership Interests as follows:

The Class A Units, Class B Units, Class C Units, Class D Units, Class E Units and Class F and F1 Units (the “Convertible Preferred Units”) are convertible into Voting Ordinary Units at their respective conversion prices, subject to future anti-dilution adjustments.

Class A	508,912
Class B	126,201
Class C	364,890
Class D	18,935,240
Class E	8,806,145
Class F and F1	5,000,000
Ordinary	38,334,090

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Convertible Preferred Units: As of December 31, 2016, the Company had the following classes of Convertible Preferred Units outstanding:

	Units	Liquidation
	Outstanding	Preference
Class A	508,912	3,236,680
Class B	126,201	1,590,133
Class C	364,890	3,871,700
Class D	18,935,240	16,827,649
Class E	8,806,145	8,806,145
Class F and F1	5,000,000	10,000,000
Total	33,741,388	44,332,307

The significant features of the Company’s Convertible Preferred Units are as follows:

 Liquidation Preference: In the event of any liquidation, dissolution or winding up of the Company, the Company’s assets shall be distributed first to creditors who are not Members of the Company, and second, to creditors who are Members of the Company, in satisfaction of the Company’s liabilities and adequate provision shall be made for the payment of any other debts and obligations of the Company. Thereafter, distributions to the Members shall first be made pro rata to the holders of Class F and F1 Units in an amount equal to two to three times (as defined in the seventh amended operating agreement) their aggregate unreturned capital contributions, second pro rata to the Class E Units in an amount equal to their aggregate unreturned capital contributions, third pro rata to the holders of Class D Units in an amount equal to their aggregate unreturned capital contributions, fourth pro rata to the holders of Class C Units in an amount equal to their aggregate unreturned capital contributions, fifth pro rata to the holders of Class B Units in an amount equal to their aggregate unreturned capital contributions and sixth pro rata to the holders of Class A Units in an amount equal to their aggregate unreturned capital contributions. After all required pro rata distributions have been made to the holders of Convertible Preferred Units, distributions shall be made pro rata to the holders of the Ordinary Units in an amount equal to their unreturned capital contributions.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Next, the Founding Members, who hold 877,900 Ordinary Units, shall receive pro rata distributions for an aggregate amount of $800,000 with respect to their Ordinary Units exclusive of any Ordinary Units issued upon conversion of any Convertible Preferred Units. Thereafter, the remaining assets shall be distributed to the Members pro rata based upon their percentage interests, calculated on an as converted basis assuming the conversion of all Convertible Preferred Units into Voting Ordinary Units.

Conversion Rights: The Convertible Preferred Units may be voluntarily converted into Voting Ordinary Units upon the election, at any time, of the Investors owning such respective class of Convertible Preferred Units, and shall automatically convert into Voting Ordinary Units immediately prior to, but contingent upon the consummation of, any of the following: (i) immediately prior to and contingent upon the closing of a Qualified Public Offering; or (ii) the liquidation of the Company in accordance with the Operating Agreement, but only after payment of the Class A, B, C, D and E Preferences.

With respect to any conversion of the Convertible Preferred Units into Voting Ordinary Units, the Conversion Prices are as follows as of December 31, 2016:

Class A Conversion Price	$6.36
Class B Conversion Price	$12.60
Class C Conversion Price	$10.61
Class D Conversion Price	$1.00
Class E Conversion Price	$1.00
Class F and F1 Conversion Price	$1.00

The Conversion Prices of the Convertible Preferred Units shall be subject to adjustment due to reclassifications, splits, distributions and the sale of Ordinary Units at a lower price than the currently effective conversion prices of the convertible units, as well as the issuance of securities or rights convertible into ordinary units at a lower price than the currently effective conversion prices of the convertible units.

 Voting Rights: The holders of Convertible Preferred Units are entitled to the number of votes equal to the number of Ordinary Units into which such units are convertible.

Right of First Refusal: If any member wishes to transfer units, then the selling member shall first give 30 calendar days’ notice (a) to the Company and (b) with respect to units being sold by ordinary members, the major investors so that they may have the first right to purchase the units of the selling member in accordance with the Operating Agreement.

Drag Along: If the (i) Board of Managers, (ii) holders of at least a majority of the Class D Units and (iii) holders of at least two-thirds of the Class E Units, each voting as a separate class, approve a Change of Control of the Company, then each member shall vote for, consent to and raise no objections against, such Approved Change of Control. If the Approved Change of Control is structured as a (i) merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of Units, each Member shall agree to sell all of his, her or its Units on the terms and conditions approved by the Board of Managers and such approving Members. Each Member shall take all necessary or desirable actions in connection with the consummation of the Approved Change of Control as requested by the Board of Managers.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Ordinary Units: As of December 31, 2016, the Company has 920,557 ordinary units outstanding, of which 32,657 are non-voting. The holders of Ordinary Units are entitled to one vote per unit, except for those units designated as non-voting.

Note 7 - WARRANTS

In connection with various financing and operating agreements, the Company has issued warrants to purchase various classes of units. Certain warrants include anti-dilution protection for the warrant holders, which could result in a reduction of the exercise price upon future dilutive transactions. These warrants are accounted for as a derivative liability at fair market value, with changes in value reported in the accompanying statement of operations. The following is a summary of the warrants outstanding at December 31, 2016:

Number of		Exercise		Anti-
Warrants	Unit Class	Price	Expiration	Dilution

473,565	Ordinary	$4.00	2017	Yes
164,994	Ordinary	$12.60	2017	Yes
26,269	Ordinary	$5.00	2018	No
8,604	Ordinary	$10.61	2018	Yes
1,627,482	Ordinary	$1.00	2019	No
119,329	Ordinary	$2.50	2023	No
3,250	Class D	$5.00	2018	No

Warrants accounted for as a derivative liability were valued using the Black-Scholes model with the following assumptions:

Risk-free rate 1.69%

Dividend yield 0%

Term 1 - 8 years

Volatility 38%

Unit value Estimated by management

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

The derivative liability balance was measured at $0 at December 31, 2016, and there were no changes in value or settlements during the year ended December 31, 2016.

Note 8 - UNIT-BASED COMPENSATION

Ordinary Unit Options: In 2007, the Company’s Board of Managers approved the adoption of an Equity Incentive Plan (the “2007 Option Plan”). The 2007 Option Plan permits the Company to grant up to 280,599 units of the Company’s ordinary membership units.

In 2013, the Company’s Board of Managers approved the adoption of the 2013 Equity Incentive Plan (the “2013 Option Plan”). The 2013 Option Plan permits the Company to grant up to 4,731,166 units of the Company’s ordinary membership u nits. The 2007 Option Plan and 2013 Option Plan (collectively, “Option Plans”) provide for the grant of non-statutory ordinary unit options to employees, nonemployee managers and consultants of the Company. The Option Plans also provide for the issuance of unit appreciation rights, restricted units, performance units and profit interest units. Options granted under the Option Plans generally become exercisable ratably over a four year period following the grant date and expire ten years from the grant date. The exercise price of incentive unit options granted under the Option Plans must be at least equal to 100% (110% for members owing more than 10% of the Company’s outstanding units) of the fair value of the Company’s ordinary units at the date of grant, as determined by the Board of Managers. The exercise price of non-statutory options granted under the Option Plans must be at least equal to 100% of the fair value of the Company’s ordinary units at the date of grant, as determined by the Board of Managers.

At December 31, 2015, there was $234,955 of unamortized unit-based compensation cost related to unvested unit options which is expected to be recognized over a weighted average period of 2.21 years. During the year ended December 31, 2016, as a result of the Company being acquired (refer to Subsequent Events note), 544,434 units were cancelled resulting in minimal unit-based compensation.

Ordinary unit option activity is as follows for the year ended December 31, 2016:

		Weighted	Average
		Average	Remaining
		Exercise	Contractual
	Units	Price	Life (years)
Outstanding, January 1, 2016	637,233	$0.18	$8.47
Granted	130,000	0.18
Exercised	(10,000)	0.18
Cancelled/forfeited	(544,434)	0.18
Outstanding, December 31, 2016	212,799	0.18	7.47
Exercisable, December 31, 2016	212,799	0.18

The fair value of options granted during 2015 was estimated using the Black-Scholes option pricing model with the following assumptions:

Risk-free rate 1.69%

Dividend yield 0%

Term 6.25 years

Volatility 38%

Unit value Estimated by management

Profits Interests Units: The Company grants non-voting Profits Interest Units to certain members under the 2013 Equity Incentive Plan. The Profits Interest Units granted provide that in the event of the sale or disposition of the Company that the recipient would receive their proportionate amount of the sale price per unit in excess of the fair market value (base price) of the Profits Interest Units. These awards are typically subject to vesting provisions over a period of 3 to 4 years and become 100% vested immediately prior to a sale of disposition of the Company. For those awards that vest only upon a sale of the Company, the value associated with those awards is recognized as an expense when it becomes probable that the awards will vest.

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MAVERICK BRANDS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

Following is a summary of the Profits Interest Units during the year ended December 31, 2016:

Number of
Units
Outstanding, January 1, 2016	7,523,887
Granted	631,945
Cancelled/forfeited	(1,562)
Outstanding, December 31, 2016	8,154,270
Exercisable, December 31, 2016	8,154,270

Note 9 - Commitments And Contingencies

Leases: In December 2015, the Company relocated its headquarters and entered into a non-cancelable operating lease that expires in November 2017.

As of December 31, 2016, the future minimum rental payments under the non-cancelable operating lease obligation is as follows:

Year Ended December 31,

2017	$129,888
$129,888

Total rent expense for the year ended December 31, 2016 was $201,329.

Litigation, Claims and Assessments: From time to time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the consolidated financial statements with respect to any matters.

Note 10 - Subsequent Events

The Company has evaluated subsequent events through June 14, 2017, the date the financial statements were available to be issued and has determined the following subsequent events require disclosure in the combined financial statements:

On March 31, 2017 the Company entered into an Asset Purchase Agreement with New Age Beverages Corporation, whereby, substantially all assets and liabilities were sold to or assumed by New Age Beverages.

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